ZST DIGITAL NETWORKS, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT(the “Agreement”) is made as of the 14th day of January 2009, by and between ZST Digital Networks, Inc., a Delaware corporation (the “Company”), and [__________] (“Purchaser”).

Whereas, the Company desires to issue, and Purchaser desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth;

Now, Therefore, It Is Agreed between the parties as follows:

1.           Purchase and Sale of Stock.  Purchaser hereby agrees to acquire from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of [_________] ([_____]) shares of the Common Stock of the Company, par value $0.001 per share (the “Securities”), in consideration for $0.2806 per share.

2.           The closing hereunder, including payment for and delivery of the Securities shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree, such monies to be released subject to that certain Escrow Agreement dated January 9, 2009.

3.           Restrictive Legends.  All certificates representing the Securities shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a)           “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)           Any legend required by appropriate blue sky officials.

4.           Investment Representations.  In connection with the purchase of the Securities, Purchaser represents to the Company the following:

(a)           Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the acquisition of the Securities and, by reason of Purchaser’s financial and business experience (either alone or together with any Purchaser representative), Purchaser has the capacity to protect Purchaser’s interest in connection with the acquisition of the Securities.  Purchaser is financially able to bear the economic risk of the investment, including the total loss thereof.  If Purchaser is a corporation, partnership, trust or other entity, Purchaser was not organized for the specific purpose of acquiring the Securities.

(b)           Purchaser has (i) a preexisting personal or business relationship with the Company or one or more of its officers, directors, or control persons or (ii) by reason of Purchaser’s business or financial experience, or by reason of the business or financial experience of Purchaser’s financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company of any affiliate or selling agent of the Company, Purchaser is capable of evaluating the risks and merits of this investment and of protecting Purchaser’s own interests in connection with this investment

(c)           Purchaser has received and reviewed all information Purchaser considers necessary or appropriate for deciding whether to purchase the Securities.  Purchaser further represents that Purchaser has had an opportunity to ask questions and receive answers from the Company and its officers and employees regarding the terms and conditions of purchase of the Securities and regarding the business, financial affairs and other aspects of the Company and has further had the opportunity to obtain any information (to the extent the Company possesses or can acquire such information without unreasonable effort or expense) which Purchaser deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to Purchaser.

(d)           Purchaser acknowledges that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under any applicable blue sky laws in reliance, in part, on the representations and warranties herein.  Such Securities are being acquired by Purchaser for investment purposes for Purchaser’s own account only and not for sale or with a view to distribution of all or any part of such Securities.  No other person will have any direct or indirect beneficial interest in the Securities.

(e)           Purchaser understands that the Securities are “restricted securities” under the federal securities laws in that such securities will be acquired in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances and that otherwise such securities must be held indefinitely.  In this connection, Purchaser represents that Purchaser understands the resale limitations imposed by the Act and is familiar with SEC Rule 144, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of “restricted securities,” including the requirement that the securities must be held for at least one year after Purchaser acquires the securities from the Company prior to resale and the condition that there be available to the public current information about the Company under certain circumstances.  Purchaser understands that the Company has not made such information available to the public and has no present plans to do so.

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(f)           Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities purchased hereunder unless and until:

(i)           There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

(ii)           (A)           Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by the Company, Purchaser shall have furnished Company with a written opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of any securities under the Act or the consent of or a permit from appropriate authorities under any applicable state securities law.  Purchaser understands that the Company will not require opinions of counsel for transactions made pursuant to SEC Rule 144, provided it is provided with all certificates and other information it may reasonably request to permit it to determine that the subject disposition is, in fact, exempt from the registration requirements of the Act pursuant to SEC Rule 144.

(g)           In the case of any disposition of any of the Securities pursuant to SEC Rule 144, in addition to the matters set forth in paragraph (f) above, Purchaser shall promptly forward to the Company a copy of any Form 144 filed with the SEC with respect to such disposition and a letter from the executing broker satisfactory to the Company evidencing compliance with SEC Rule 144.  If SEC Rule 144 is amended or if the SEC’s interpretation thereof in effect at the time of any such disposition by Purchaser have changed from its present interpretations thereof, Purchaser shall provide the Company with such additional documents as it may reasonably require.

(h)           Purchaser has received all requisite approvals from the competent authorities in the People's Republic of China, and all required registrations, certifications and approvals for the purchase of the Securities under the laws of the People's Republic of China have been received by the Purchaser.

5.           Refusal to Transfer. The Company shall not be required (a) to transfer on its books any shares of Securities of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

6.           No Employment Rights. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser’s employment for any reason at any time, with or without cause and with or without notice.

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7.           Miscellaneous.

(a)           Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

(b)           Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns.

(c)           Attorneys’ Fees; Specific Performance.  Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.

(d)           Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(e)           Further Execution.  The parties agree to take all such further action (s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(f)           Independent Counsel.  Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by K&L Gates LLP, counsel to the Company and that K&L Gates LLP does not represent, and is not acting on behalf of, Purchaser.  Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.

(g)           Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.  This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(h)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

ZST Digital Networks Inc.

By:
Name: Zhong Bo
Title: Chief Executive Officer
Address: Building 28, Huzhu Road, Zhongyuan District, Zhengzhou, People’s Republic of China

[Purchaser]

By:

Address: [____________________]

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